                                   EXHIBIT 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

                                                                   Twelve Months
  Dollars in millions                                                  1998
  Earnings:
    Net income                                                         $  963
    Add: income taxes                                                     454
    Less: equity in undistributed income
      of all affiliates accounted for by
      the equity method                                                    44
    Add: fixed charges, excluding interest
      on deposits                                                       8 584
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                      9 957
Add: interest on deposits                                               2 823
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                                     12 780
--------------------------------------------------------------------------------
Fixed charges:
  Interest expense, excluding interest on
    deposits                                                            8 537
  Interest factor in net rental expense                                    47
--------------------------------------------------------------------------------
  Total fixed charges, excluding interest
    on deposits                                                         8 584
  Add: interest on deposits                                             2 823
--------------------------------------------------------------------------------
Total fixed charges, including interest
    on deposits                                                        11 407
--------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                         1.16(a)
  Including interest on deposits                                         1.12(a)
--------------------------------------------------------------------------------

(a) For the twelve months ended December 31, 1998, the ratio of earnings to fixed charges, excluding the fourth quarter 1998 after tax charge of $86 million ($143 million before tax) related to cost reduction programs; third quarter 1998 after tax gain of $34 million ($56 million before tax) related to the sale of the firm's investment management business in Australia; excluding the second quarter 1998 after tax gain of $79 million ($131 million before tax) related to the sale of the firm's global trust and agency services business; and excluding the first quarter 1998 after tax charge of $129 million ($215 million before tax) related to restructuring of business activities, was 1.17 excluding interest on deposits and 1.13 including interest on deposits.

                                   EXHIBIT 12

           Computation of Ratio of Earnings to Combined Fixed Charges
                         and Preferred Stock Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

Dollars in                                                         Twelve Months
millions                                                               1998
Earnings:
  Net income                                                           $  963
  Add: income taxes                                                       454
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                                      44
  Add: fixed charges, excluding interest
    on deposits                                                         8 637
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                     10 010
  Add: interest on deposits                                             2 823
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                                     12 833
--------------------------------------------------------------------------------
Fixed charges:
 Interest expense, excluding interest on
 deposits                                                               8 537
 Interest factor in net rental expense                                     47
 Preferred stock dividends                                                 53
--------------------------------------------------------------------------------
Total fixed charges, excluding interest
    on deposits                                                         8 637
  Add: interest on deposits                                             2 823
--------------------------------------------------------------------------------
Total fixed charges, including interest
    on deposits                                                        11 460
--------------------------------------------------------------------------------
Ratio of earnings to fixed charges and preferred stock dividends:
  Excluding interest on deposits                                         1.16(a)
  Including interest on deposits                                         1.12(a)
--------------------------------------------------------------------------------

(a) For the twelve months ended December 31, 1998, the ratio of earnings to fixed charges and preferred stock dividends excluding the fourth quarter 1998 after tax charge of $86 million ($143 million before tax) related to cost reduction programs; third quarter 1998 after tax gain of $34 million ($56 million before tax) related to the sale of the firm's investment management business in Australia; excluding the second quarter 1998 after tax gain of $79 million ($131 million before tax) related to the sale of the firm's global trust and agency services business; and excluding the first quarter 1998 after tax charge of $129 million ($215 million before tax) related to restructuring of business activities, was 1.17 excluding interest on deposits and 1.13 including interest on deposits.